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                          NOTICE OF GUARANTEED DELIVERY
                          FOR SHARES OF COMMON STOCK OF
                        1838 BOND-DEBENTURE TRADING FUND
                    SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

THE SUBSCRIPTION AGENT IS:

                          EQUISERVE TRUST COMPANY, N.A.

                  BY MAIL:                                   BY FACSIMILE:
       EQUISERVE Trust Company, N.A.                        (781) 380-3388
             P.O. Box 859208
         Braintree, MA 02185-9208

                            CONFIRM BY TELEPHONE TO:
                             (781) 843-1833 ext. 200

 BY EXPRESS MAIL OR OVERNIGHT COURIER:                     BY HAND:
     EquiServe Trust Company, N.A.             Securities Transfer and Reporting
           161 Bay State Road                           Services, Inc.
           Braintree, MA 02184                          c/o EquiServe
                                                  100 Williams, St. Galleria
                                                      New York, NY 10038


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.


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                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on
November ___, 2003 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription
Privilege, as subscription for such Shares is indicated herein or in the
Subscription Certificate.
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

                                                                                BROKER ASSIGNED CONTROL #
                        1838 Bond-Debenture Trading Fund


1. Primary Subscription     Number of Rights to be        Number of Primary     Payment to be made in connection
                            exercised                     Shares requested for  with Primary Shares
                                                          which you are
                                                          guaranteeing delivery
                                                          of Rights and Payment
                           ___________ Rights             ____________ Shares   $________________
                                                           (Rights/3)

2. Over Subscription                                      Number of             Payment to be made in connection
                                                          Over-Subscription     with Over-Subscription Shares
                                                          Shares requested for
                                                          which you are
                                                          guaranteeing payment
                                                          ___________ Shares    $_________________


3.  Totals                 Total Number of Rights to
                           be Delivered
                           _____________ Rights                                 $_________________
                                                                                  Total Payment

Method of delivery (circle one)

A. Through DTC

B. Direct to EquiServe, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                                             ------------------------

                                             ------------------------

                                             ------------------------
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PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to EquiServe a DTC Participant Over-Subscription Exercise form.

_______________________________               ______________________________
Name of Firm                                  Authorized Signature

_______________________________               ______________________________
DTC Participant Number                        Title

_______________________________               ______________________________
Address                                       Name (Please Type or Print)

_______________________________               ______________________________
Zip Code                                      Phone Number

_______________________________               ______________________________
Contact Name                                  Date